First Trust Advisors L.P.
                     120 East Liberty Drive
                            Suite 400
                    Wheaton, Illinois  60187




                         April 13, 2012


First Trust Portfolios L.P.
120 East Liberty Drive
Suite 400
Wheaton, Illinois  60187

     Re:                   FT 3519

Gentlemen:

     We  have  examined the Registration Statement File No.  333-
180299 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to First
Trust Advisors L.P. as evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                              Sincerely,

                              First Trust Advisors L.P.



                              Jason T. Henry
                              Senior Vice President